Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2024 Fourth Quarter Results

Contact: Stephen W. Finocchio, EVP and CFO

Brockton, Massachusetts (January 30, 2025): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $8.9 million, or $0.21 per diluted share, for the quarter ended December 31, 2024, an increase of $5.0 million, or 126.5%, compared to net income of $3.9 million, or $0.10 per diluted share, for the quarter ended September 30, 2024. The Company reported net income of $27.4 million, or $0.66 per diluted share, for the year ended December 31, 2024, compared to net income of $16.1 million, or $0.37 per diluted share, for the prior year.

Fourth Quarter Financial Highlights:

●	Net income of $8.9 million, or $0.21 per diluted share, partially driven by a $546,000 release of tax reserve for uncertain tax positions that were resolved. Excluding the reserve release, net income was $8.3 million or $0.20 per diluted share.
●	Net interest margin of 2.36%, flat on a linked-quarter basis.
●	Average deposits, excluding brokered deposits, increased $62.9 million, or 6.1% annualized, on a linked-quarter basis.
●	The loans-to-deposits ratio improved 94 basis points during the quarter, from 107.57% to 106.63%.
●	Credit loss provision of $1.9 million, increasing coverage ratio to 1.16%.
●	Bank Term Funding Program (“BTFP”) borrowing of $175.0 million paid in full, driving a decline in average borrowings of $95.9 million during the quarter. As a result of the BTFP borrowing payoff and lower short-term interest rates, borrowing costs declined 25 basis points compared to the linked quarter.
●	HarborOne Mortgage, LLC (“HarborOne Mortgage”) generated net income of $1.1 million, as compared to a $1.1 million loss on a linked-quarter basis.
●	Share repurchases of 394,457 at an average cost of $12.64 per share.

Joseph F. Casey, President and CEO commented on the results, “I am proud of our team’s efforts in continuing to grow our relationship banking model in 2024. The fourth quarter was our strongest of the year, with continued growth in deposits at reduced interest rates, $1.1 million of net income from our mortgage segment, and insignificant net charge offs. We are looking forward to carrying the positive momentum into 2025.”

Net Interest Income

On a linked-quarter basis, net interest and dividend income declined $66,000 from $31.9 million to $31.8 million. The linked-quarter decrease was impacted by:

●	Net interest margin on an FTE basis was 2.36%, flat compared to the third quarter.

●	Yield on loans declined 10 basis points as floating-rate assets repriced during the quarter, partially offset by an $8.3 million increase in the average loan balance. The loan yield was also negatively impacted by a decline in prepayment penalty fees of $249,000.

●	Cost of deposits, excluding brokered deposits, decreased 6 basis points, and the average balance of deposits, excluding brokered deposits, increased $62.9 million, primarily due to increases in money market accounts and certificates of deposits.

●	Borrowing costs improved 25 basis points, and average balances declined $95.9 million, primarily a result of the payoff of the BTFP borrowing.

Noninterest Income

On a linked-quarter basis, total noninterest income increased $3.1 million, or 29.5%, to $13.7 million, from $10.6 million. The linked-quarter increase was impacted by:

●	HarborOne Mortgage realized a $4.0 million gain on loan sales from mortgage closings of $179.1 million in the fourth quarter, compared to $3.8 million from mortgage loan closings of $209.5 million in the third quarter. The rate-locked pipeline was down $30.7 million on a linked-quarter basis, as an uptick in mortgage rates, seasonal slow-down, and low for-sale inventory constrained loan demand.

●	The mortgage servicing rights (“MSR”) valuation increased $1.9 million compared to a decrease of $2.8 million for the third quarter of 2024, including the impact of principal payments on the underlying mortgages of $588,000 and $690,000 for the quarters ended December 31, 2024 and September 30, 2024, respectively. The fourth quarter MSR valuation gain was offset by a $1.3 million economic hedging loss, whereas the third quarter included a $845,000 hedging gain.

●	Deposit account fees in the fourth quarter included $690,000 earned from annual VISA volume incentives.

●	Noninterest income in the third quarter included a $529,000 interest rate swap fee, and there was no such fee in the fourth quarter.

Noninterest Expense

On a linked-quarter basis, total noninterest expense increased $605,000 or 1.9%, to $32.9 million, compared to $32.3 million. The linked-quarter increase was impacted by:

●	A $302,000 increase in compensation and benefits reflects a third quarter accrual reversal for management incentive based on estimated performance results, and there was no such reversal in the fourth quarter.

●	Professional fees increased $159,000 primarily for consulting services.

●	Deposit insurance increased $135,000, reflecting increased deposit balances as of the assessment date.

●	Other expenses increased $127,000, primarily reflecting an increase in cloud computing expenses.

Balance Sheet

On a linked-quarter basis, total assets decreased $22.8 million, or 0.4%, to $5.75 billion, from $5.78 billion. The linked-quarter decrease was impacted by:

●	Available-for-sale securities decreased $12.9 million to $263.9 million from the prior quarter. In the fourth quarter, the unrealized loss on securities available for sale increased to $65.2 million, as compared to $52.2 million in the prior quarter. Securities held to maturity were $19.6 million.

●	Loans declined $27.0 million, or 0.6%, to $4.85 billion, from $4.88 billion the prior quarter.

●	Total deposits increased $14.6 million to $4.55 billion from $4.54 billion the prior quarter. Non-certificate accounts decreased $19.4 million and term certificate accounts increased $6.2 million, as a competitive rate environment continued to pressure deposit mix and rates. Brokered deposits increased $27.8 million, primarily to support the payoff of the BTFP borrowing. As of December 31, 2024, FDIC-insured deposits were approximately 74% of total deposits, including Bank subsidiary deposits.

●	Borrowed funds decreased $22.8 million to $516.6 million compared to $539.4 million at the prior quarter end. During the fourth quarter the Bank repaid the $175.0 million BTFP borrowing in full. As of December 31, 2024, the Bank had $1.29 billion in available borrowing capacity across multiple relationships.

●	Total stockholders’ equity was $575.0 million compared to $584.2 million at the prior quarter end. Stockholders’ equity decreased 1.6% when compared to the prior quarter, as net income was offset by an increase in unrealized losses on available-for-sale securities, share repurchases, and dividends.

●	The tangible-common-equity-to-tangible-assets ratio (1) was 9.05% at December 31, 2024, compared to 9.17% at September 30, 2024. Book value per share and tangible book value per share(1) declined modestly quarter over quarter from $13.24 to $13.15 and from $11.88 to $11.78, respectively, as a result of the increase in unrealized losses on the investment portfolio due to the increase in interest rates across the yield curve during the quarter.

(1) Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures.

2024 Financial Highlights

●	Net income increased $11.3 million, or 70.5%, to $27.4 million, or $0.66 per diluted share, for the year ended December 31, 2024, compared to net income of $16.1 million, or $0.37 per diluted share, for the prior year. The 2023 results included a goodwill impairment charge of $10.8 million.

●	Return on average assets and return on average equity for the year ended December 31, 2024 were 0.47% and 4.71%, respectively compared to 0.29% and 2.68%, respectively, for the same period last year.

●	Loan growth of $102.2 million, or 2.2% was funded by client deposit growth of $88.5 million, or 2.2%.

●	The loans-to-deposits ratio improved to 106.63% at December 31, 2024 from 108.27% at December 31, 2023.

●	Borrowing costs declined 33 basis points to 4.76% from 5.09% during 2024.

●	During 2024, the Company continued to implement and execute share repurchase programs, repurchasing 1,895,980 shares at an average price of $11.15, including $0.10 per share of excise tax.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $29.5 million at December 31, 2024, compared to $28.4 million at September 30, 2024 and $17.6 million at December 31, 2023. Nonperforming assets as a percentage of total assets were 0.51% at December 31, 2024, 0.49% at September 30, 2024, and 0.31% at December 31, 2023.

The Company recorded a $1.9 million provision for credit losses for the quarter ended December 31, 2024. The provision for loan credit losses was $2.2 million and the provision for unfunded commitments was a negative $228,000. The provision for loan credit losses was primarily due to a further specific reserve allocation for a previously identified classified commercial real estate loan, qualitative factor adjustments, and a decrease in loan balances. The specific reserve allocation was recorded in anticipation of a loan workout that includes the assumption of a modified loan by a new borrower. For the quarter ended September 30, 2024, the Company had recorded a provision for credit losses of $5.9 million, primarily related to one credit.

The ACL on loans was $56.1 million, or 1.16% of total loans, at December 31, 2024, compared to $54.0 million, or 1.11% of total loans, at September 30, 2024. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $3.5 million at December 31, 2024, compared to $3.7 million at September 30, 2024.

Net charge-offs totaled $58,000 for the quarter ended December 31, 2024 and $182,000, or 0.02% of average loans outstanding on an annualized basis, for the quarter ended September 30, 2024.

As of December 31, 2024 and September 30, 2024, total criticized and classified commercial loans amounted to $178.6 million and $134.3 million, respectively. The quarterly increases in total criticized and classified commercial loans primarily reflects continued pressure on commercial real estate values. During the second half 2024, management performed comprehensive reviews of loans and borrower relationships to identify potential weaknesses and to ensure heightened vigilance to further weakness with the continued market uncertainty.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in interest rates; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures including: “core net income,” “core earnings per common share,” “core return on average earning assets,” “core return on average earning equity,” “efficiency ratio,” “core efficiency ratio,” “tax equivalent efficiency ratio,” “tax equivalent core efficiency ratio,” “total adjusted noninterest expense”, “core noninterest expense,” “tax equivalent net interest and dividend income,” “total core noninterest income,” “tax equivalent total core revenue,” “tangible common equity,” “average tangible common equity,” “tangible assets,” “tangible book value per share,” “tangible common equity to tangible assets,” “return on average tangible common equity,” “core return on average tangible common equity” and certain ratios derived from these measures. Non-GAAP measures are utilized by management, regulators and market analysts to evaluate the Company’s financial position and therefore such information is useful to investors.

The tax equivalent basis adjusts for the tax-favored status from certain loans held by the Bank that are not taxable for federal income tax purposes.

Core net income, core noninterest income and core noninterest expense exclude certain items that management does not consider indicative of ongoing financial performance or enhances comparability of results with prior periods. These adjustments include goodwill impairment charges, gain or loss on the sale of certain assets and release of reserve for uncertain tax position.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023

	(Dollars in thousands)
Earnings data
Net interest and dividend income	$31,827	$31,893	$31,350	$30,582	$29,693
Noninterest income	$13,689	$10,568	$11,919	$10,741	$8,904
Total revenue	$45,516	$42,461	$43,269	$41,323	$38,597
Noninterest expense	$32,873	$32,268	$33,144	$31,750	$43,214
Pre-tax, pre-provision income (loss)	$12,643	$10,193	$10,125	$9,573	$(4,617)
Provision for credit (benefits) losses	$1,927	$5,903	$615	$(168)	$644
Income (loss) before income taxes	$10,716	$4,290	$9,510	$9,741	$(5,261)
Net income (loss)	$8,887	$3,924	$7,296	$7,300	$(7,111)
Core net income (1)	$8,341	$3,924	$6,689	$7,300	$3,649
Per-share data
Earnings per share, diluted	$0.21	$0.10	$0.18	$0.17	$(0.17)
Core earnings per share, diluted(1)	$0.20	$0.10	$0.16	$0.17	$0.09
Book value per share	$13.15	$13.24	$12.99	$12.82	$12.86
Tangible book value per share(1)	$11.78	$11.88	$11.63	$11.48	$11.52
Profitability
Return on average assets	0.62%	0.27%	0.50%	0.50%	(0.50)%
Core return on average assets(1)	0.58%	0.27%	0.45%	0.50%	0.26%
Return on average equity	6.08%	2.69%	5.07%	5.00%	(4.85)%
Core Return on average equity(1)	5.71%	2.69%	4.54%	5.00%	2.49%
Return on average tangible common equity(1)	6.78%	3.00%	5.67%	5.57%	(5.52)%
Core return on average tangible common equity(1)	6.36%	3.00%	5.19%	5.57%	2.83%
Net interest margin on a fully tax equivalent basis(1)	2.36%	2.36%	2.31%	2.25%	2.23%
Cost of total deposits	2.62%	2.68%	2.53%	2.49%	2.47%
Efficiency ratio(1)	71.81%	75.55%	76.16%	76.38%	111.47%
Core efficiency ratio(1)	71.81%	75.55%	77.54%	76.38%	83.59%
Tax equivalent efficiency ratio(1)	71.09%	74.75%	75.72%	75.92%	110.75%
Tax equivalent core efficiency ratio(1)	71.09%	74.75%	77.08%	75.92%	83.05%
Balance Sheet
Total assets	$5,753,133	$5,775,967	$5,787,035	$5,862,222	$5,667,896
Total loans	$4,852,499	$4,879,503	$4,839,232	$4,776,685	$4,750,311
Toal deposits	$4,550,753	$4,536,177	$4,458,297	$4,394,024	$4,387,409
Total loans / total deposits	106.63%	107.57%	108.54%	108.71%	108.27%
Asset quality
Allowance for credit losses ("ACL")	$56,101	$54,004	$49,139	$48,185	$47,972
Nonperforming assets	$29,473	$28,408	$9,766	$12,201	$17,582
Non-performing loans to total loans	0.61%	0.58%	0.20%	0.25%	0.37%
Allowance for credit losses on loans to non-performing loans	190.41%	190.10%	503.16%	396.26%	273.92%
Allowance for credit losses on loans to total loans	1.16%	1.11%	1.02%	1.01%	1.01%
Net loans charged off as a percent of average loans outstanding	-%	0.02%	0.02%	0.01%	0.11%
Capital adequacy
Stockholders' equity / assets	9.99%	10.11%	9.98%	9.85%	10.30%
Tangible common equity / tangible assets(1)	9.05%	9.17%	9.03%	8.92%	9.33%
Common equity tier 1 ratio ("CET1")(1)	11.79%	11.67%	11.73%	11.97%	11.99%
Risk weighted assets	$4,795,304	$4,827,022	$4,822,128	$4,727,354	$4,727,192

(1)Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	Period ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2024	2024	2024	2024	2023

Assets
Cash and due from banks	$44,090	$39,668	$48,097	$36,340	$38,876
Short-term investments	186,981	184,611	186,965	357,101	188,474
Total cash and cash equivalents	231,071	224,279	235,062	393,441	227,350

Securities available for sale, at fair value	263,904	276,817	269,078	291,008	290,151
Securities held to maturity, at amortized cost	19,627	19,625	19,725	19,724	19,796
Federal Home Loan Bank stock, at cost	23,277	17,476	25,311	26,565	27,098
Asset held for sale	-	-	-	348	348
Loans held for sale, at fair value	36,768	28,467	41,814	16,434	19,686
Loans:
Commercial real estate	2,280,309	2,321,148	2,380,881	2,355,672	2,343,675
Commercial construction	252,691	270,389	233,926	234,811	208,443
Commercial and industrial	594,453	549,908	499,043	471,215	466,443
Total commercial loans	3,127,453	3,141,445	3,113,850	3,061,698	3,018,561
Residential real estate	1,707,556	1,719,882	1,706,678	1,695,686	1,709,714
Consumer	17,490	18,176	18,704	19,301	22,036
Loans	4,852,499	4,879,503	4,839,232	4,776,685	4,750,311
Less: Allowance for credit losses on loans	(56,101)	(54,004)	(49,139)	(48,185)	(47,972)
Net loans	4,796,398	4,825,499	4,790,093	4,728,500	4,702,339
Mortgage servicing rights, at fair value	44,500	43,067	46,209	46,597	46,111
Goodwill	59,042	59,042	59,042	59,042	59,042
Other intangible assets	757	947	1,136	1,326	1,515
Other assets	277,789	280,748	299,565	279,237	274,460
Total assets	$5,753,133	$5,775,967	$5,787,035	$5,862,222	$5,667,896

Liabilities and Stockholders' Equity
Deposits:
Demand deposit accounts	$690,647	$713,379	$689,800	$677,152	$659,973
NOW accounts	298,337	296,322	308,016	305,071	305,825
Regular savings and club accounts	895,232	926,192	989,720	1,110,404	1,265,315
Money market deposit accounts	1,195,209	1,162,930	1,100,215	1,061,145	966,201
Term certificate accounts	1,069,844	1,063,672	985,293	852,326	863,457
Brokered deposits	401,484	373,682	385,253	387,926	326,638
Total deposits	4,550,753	4,536,177	4,458,297	4,394,024	4,387,409
Borrowings	516,555	539,364	619,372	754,380	568,462
Other liabilities and accrued expenses	110,814	116,224	132,037	136,135	128,266
Total liabilities	$5,178,122	$5,191,765	$5,209,706	$5,284,539	$5,084,137

Common stock	598	598	598	598	598
Additional paid-in capital	489,532	488,983	487,980	487,277	486,502
Unearned compensation - ESOP	(23,947)	(24,407)	(24,866)	(25,326)	(25,785)
Retained earnings	373,861	368,222	367,584	363,591	359,656
Treasury stock	(215,138)	(210,197)	(205,944)	(199,853)	(193,590)
Accumulated other comprehensive loss	(49,895)	(38,997)	(48,023)	(48,604)	(43,622)
Total stockholders' equity	$575,011	$584,202	$577,329	$577,683	$583,759

Total liabilities and stockholders' equity	$5,753,133	$5,775,967	$5,787,035	$5,862,222	$5,667,896

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except share data)	2024	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$62,415	$59,499	$247,459	$225,898
Interest on loans held for sale	517	369	1,653	1,351
Interest on securities	1,996	2,001	8,147	8,118
Other interest and dividend income	2,591	2,516	14,149	8,921
Total interest and dividend income	67,519	64,385	271,408	244,288

Interest expense:
Interest on deposits	29,963	27,310	114,103	88,324
Interest on borrowings	5,729	6,260	31,653	25,918
Interest on subordinated debentures	-	1,122	-	2,775
Total interest expense	35,692	34,692	145,756	117,017

Net interest and dividend income	31,827	29,693	125,652	127,271
Provision for credit losses	1,927	644	8,277	5,680

Net interest and dividend income, after provision for credit losses	29,900	29,049	117,375	121,591

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,952	2,176	12,860	10,404
Changes in mortgage servicing rights fair value	(19)	(3,553)	(3,704)	(4,684)
Other	2,431	2,301	9,453	9,099
Total mortgage banking income	6,364	924	18,609	14,819
Deposit account fees	6,024	5,796	21,600	20,674
Income on retirement plan annuities	121	147	529	540
Gain on sale of asset held for sale	-	-	1,809	-
Loss on sale of securities	-	-	(1,041)	-
Bank-owned life insurance income	769	1,207	3,050	2,749
Other income	411	830	2,361	3,072
Total noninterest income	13,689	8,904	46,917	41,854

Noninterest expenses:
Compensation and benefits	18,853	19,199	74,016	73,917
Occupancy and equipment	4,477	4,670	18,522	18,773
Data processing	2,626	2,474	10,191	9,771
Loan expense	525	(317)	1,814	798
Marketing	599	811	3,332	3,711
Professional fees	1,451	1,690	5,436	5,679
Deposit insurance	1,163	795	4,348	3,485
Goodwill impairment	-	10,760	-	10,760
Other expenses	3,179	3,132	12,376	11,426
Total noninterest expenses	32,873	43,214	130,035	138,320

Income (loss) before income taxes	10,716	(5,261)	34,257	25,125
Income tax provision	1,829	1,850	6,850	9,048

Net income (loss)	$8,887	$(7,111)	$27,407	$16,077
Earnings (loss) per common share:
Basic	$0.21	$(0.17)	$0.66	$0.37
Diluted	$0.21	$(0.17)	$0.66	$0.37
Weighted average shares outstanding:
Basic	40,700,783	42,111,872	41,220,885	43,221,738
Diluted	41,062,421	42,299,858	41,472,106	43,419,622

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except share data)	2024	2024	2024	2024	2023
Interest and dividend income:
Interest and fees on loans	$62,415	$63,595	$61,512	$59,937	$59,499
Interest on loans held for sale	517	546	347	243	369
Interest on securities	1,996	1,965	2,121	2,065	2,001
Other interest and dividend income	2,591	2,928	3,971	4,659	2,516
Total interest and dividend income	67,519	69,034	67,951	66,904	64,385

Interest expense:
Interest on deposits	29,963	29,969	27,272	26,899	27,310
Interest on borrowings	5,729	7,172	9,329	9,423	6,260
Interest on subordinated debentures	-	-	-	-	1,122
Total interest expense	35,692	37,141	36,601	36,322	34,692

Net interest and dividend income	31,827	31,893	31,350	30,582	29,693
Provision (benefit) for credit losses	1,927	5,903	615	(168)	644

Net interest and dividend income, after provision (benefit) for credit losses	29,900	25,990	30,735	30,750	29,049

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,952	3,752	3,143	2,013	2,176
Changes in mortgage servicing rights fair value	(19)	(2,641)	(1,098)	54	(3,553)
Other	2,431	2,390	2,356	2,276	2,301
Total mortgage banking income	6,364	3,501	4,401	4,343	924
Deposit account fees	6,024	5,370	5,223	4,983	5,796
Income on retirement plan annuities	121	122	141	145	147
Gain on sale of asset held for sale	-	-	1,809	-	-
Loss on sale of securities	-	-	(1,041)	-	-
Bank-owned life insurance income	769	777	758	746	1,207
Other income	411	798	628	524	830
Total noninterest income	13,689	10,568	11,919	10,741	8,904

Noninterest expenses:
Compensation and benefits	18,853	18,551	18,976	17,636	19,199
Occupancy and equipment	4,477	4,628	4,636	4,781	4,670
Data processing	2,626	2,711	2,375	2,479	2,474
Loan expense	525	457	461	371	(317)
Marketing	599	549	1,368	816	811
Professional fees	1,451	1,292	1,236	1,457	1,690
Deposit insurance	1,163	1,028	993	1,164	795
Goodwill impairment	-	-	-	-	10,760
Other expenses	3,179	3,052	3,099	3,046	3,132
Total noninterest expenses	32,873	32,268	33,144	31,750	43,214

Income (loss) before income taxes	10,716	4,290	9,510	9,741	(5,261)
Income tax provision	1,829	366	2,214	2,441	1,850

Net income (loss)	$8,887	$3,924	$7,296	$7,300	$(7,111)

Earnings (loss) per common share:
Basic	$0.21	$0.10	$0.18	$0.17	$(0.17)
Diluted	$0.21	$0.10	$0.18	$0.17	$(0.17)
Weighted average shares outstanding:
Basic	40,700,783	40,984,857	41,293,787	41,912,421	42,111,872
Diluted	41,062,421	41,336,985	41,370,289	42,127,037	42,299,858

HarborOne Bancorp, Inc.

Asset Quality

(Unaudited)

	As of or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2024	2024	2024	2024	2023
Non-performing Assets
Nonaccruing loans:
Commercial real estate and construction	$16,836	$17,171	$-	$1,496	$7,416
Commercial and industrial	2,204	1,743	1,773	1,744	1,791
Residential mortgages, construction, and HELOC	10,409	9,451	7,949	8,866	8,258
Consumer	14	43	44	54	48
Total nonaccruing loans	29,463	28,408	9,766	12,160	17,513
Other real estate owned	-	-	-	-	-
Repossessed assets	10	-	-	41	69
Total nonperforming assets	$29,473	$28,408	$9,766	$12,201	$17,582

Total nonperforming loans to total loans	0.61%	0.58%	0.20%	0.25%	0.37%
Total nonperforming assets to total assets	0.51%	0.49%	0.17%	0.21%	0.31%

Allowance for credit losses on loans
Beginning balance	$54,004	$49,139	$48,185	$47,972	$48,312
Net (charge-offs)recoveries:
Commercial real estate and construction	40	3	-	100	(1,253)
Commercial and industrial	(57)	(146)	(184)	(182)	(81)
Residential mortgages and HELOC	1	-	5	3	4
Consumer	(42)	(39)	(16)	(46)	18
Total net charge-offs:	(58)	(182)	(195)	(125)	(1,312)
Provision for loan credit losses	2,155	5,047	1,149	338	972
Ending balance	$56,101	$54,004	$49,139	$48,185	$47,972

Allowance for credit losses on loans to total loans	1.16%	1.11%	1.02%	1.01%	1.01%
Allowance for credit losses on loans to nonaccruing loans	190.41%	190.10%	503.16%	396.26%	273.92%
Annualized net charge-offs (recoveries)/average loans	-%	0.02%	0.02%	0.01%	0.11%
Provision (credit) for unfunded commitments	$(228)	$856	$(534)	$(506)	$(328)
Allowance for unfunded commitments	$3,506	$3,734	$2,878	$3,412	$3,918

Delinquency
Total delinquent loans	$37,427	$21,325	$12,990	$12,160	$19,603
Total delinquent loans to total loans	0.77%	0.44%	0.27%	0.25%	0.41%

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Quarters Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$350,041	$1,996	2.27%	$351,897	$1,965	2.22%	$370,683	$2,001	2.14%
Other interest-earning assets	203,695	2,591	5.06	207,096	2,928	5.62	205,929	2,516	4.85
Loans held for sale	31,358	517	6.56	30,897	546	7.03	20,010	369	7.32
Loans
Commercial loans (2)(3)	3,139,356	43,845	5.56	3,129,428	44,859	5.70	3,005,840	41,263	5.45
Residential real estate loans (3)(4)	1,711,481	18,685	4.34	1,712,295	18,837	4.38	1,707,978	18,103	4.21
Consumer loans (3)	17,583	343	7.76	18,445	351	7.57	22,324	384	6.82
Total loans	4,868,420	62,873	5.14	4,860,168	64,047	5.24	4,736,142	59,750	5.01
Total interest-earning assets	5,453,514	67,977	4.96	5,450,058	69,486	5.07	5,332,764	64,636	4.81
Noninterest-earning assets	295,057			303,765			313,729
Total assets	$5,748,571			$5,753,823			$5,646,493
Interest-bearing liabilities:
Savings accounts	$924,514	3,339	1.44	$963,570	3,807	1.57	$1,307,774	6,875	2.09
NOW accounts	292,332	110	0.15	292,620	104	0.14	290,147	122	0.17
Money market accounts	1,184,006	10,565	3.55	1,130,148	10,953	3.86	963,223	9,288	3.83
Certificates of deposit	1,075,594	12,391	4.58	1,028,509	11,819	4.57	859,274	8,329	3.85
Brokered deposits	376,154	3,558	3.76	340,301	3,286	3.84	288,449	2,696	3.71
Total interest-bearing deposits	3,852,600	29,963	3.09	3,755,148	29,969	3.17	3,708,867	27,310	2.92
Borrowings	512,802	5,729	4.44	608,736	7,172	4.69	507,520	6,260	4.89
Subordinated debentures	-	-	-	-	-	-	22,614	1,122	19.68
Total borrowings	512,802	5,729	4.44	608,736	7,172	4.69	530,134	7,382	5.52
Total interest-bearing liabilities	4,365,402	35,692	3.25	4,363,884	37,141	3.39	4,239,001	34,692	3.25
Noninterest-bearing liabilities:
Noninterest-bearing deposits	697,364			696,094			683,548
Other noninterest-bearing liabilities	101,371			109,796			137,239
Total liabilities	5,164,137			5,169,774			5,059,788
Total stockholders' equity	584,433			584,049			586,705
Total liabilities and stockholders' equity	$5,748,571			$5,753,823			$5,646,493
Tax equivalent net interest income		32,285			32,345			29,944
Tax equivalent interest rate spread (5)			1.71%			1.68%			1.56%
Less: tax equivalent adjustment		458			452			251
Net interest income as reported		$31,827			$31,893			$29,693
Net interest-earning assets (6)	$1,088,112			$1,086,174			$1,093,763
Net interest margin (7)			2.32%			2.33%			2.21%
Tax equivalent effect			0.04			0.03			0.02
Net interest margin on a fully tax equivalent basis			2.36%			2.36%			2.23%
Ratio of interest-earning assets to interest-bearing liabilities	124.93%			124.89%			125.80%

Supplemental information:
Total deposits, including demand deposits	$4,549,964	$29,963		$4,451,242	$29,969		$4,392,415	$27,310
Cost of total deposits			2.62%			2.68%			2.47%
Total funding liabilities, including demand deposits	$5,062,766	$35,692		$5,059,978	$37,141		$4,922,549	$34,692
Cost of total funding liabilities			2.80%			2.92%			2.80%

(1) Includes securities available for sale and securities held to maturity.

(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.

(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets. (8) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	For The Year Ended
	December 31, 2024			December 31, 2023
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$362,301	$8,147	2.25%	$378,828	$8,118	2.14%
Other interest-earning assets	268,061	14,149	5.28	179,338	8,921	4.97
Loans held for sale	24,360	1,653	6.79	19,671	1,351	6.87
Loans
Commercial loans (2)(3)	3,100,344	173,671	5.60	2,956,956	157,379	5.32
Residential real estate loans (3)(4)	1,704,921	74,090	4.35	1,684,793	67,701	4.02
Consumer loans (3)	18,941	1,404	7.41	28,149	1,734	6.16
Total loans	4,824,206	249,165	5.16	4,669,898	226,814	4.86
Total interest-earning assets	5,478,928	273,114	4.98	5,247,735	245,204	4.67
Noninterest-earning assets	299,703			311,558
Total assets	$5,778,631			$5,559,293
Interest-bearing liabilities:
Savings accounts	$1,032,715	16,974	1.64	$1,386,891	25,271	1.82
NOW accounts	293,592	377	0.13	280,218	292	0.10
Money market accounts	1,094,757	41,017	3.75	875,722	29,138	3.33
Certificates of deposit	973,041	42,710	4.39	735,614	23,499	3.19
Brokered deposits	343,406	13,025	3.79	296,838	10,124	3.41
Total interest-bearing deposits	3,737,511	114,103	3.05	3,575,283	88,324	2.47
FHLB and FRB borrowings	665,179	31,653	4.76	532,586	25,918	4.87
Subordinated debentures	-	-	-	31,378	2,775	8.84
Total borrowings	665,179	31,653	4.76	563,964	28,693	5.09
Total interest-bearing liabilities	4,402,690	145,756	3.31	4,139,247	117,017	2.83
Noninterest-bearing liabilities:
Noninterest-bearing deposits	679,691			705,438
Other noninterest-bearing liabilities	114,186			113,675
Total liabilities	5,196,567			4,958,360
Total stockholders' equity	582,064			600,933
Total liabilities and stockholders' equity	$5,778,631			$5,559,293
Tax equivalent net interest income		127,358			128,187
Tax equivalent interest rate spread (5)			1.67%			1.84%
Less: tax equivalent adjustment		1,706			916
Net interest income as reported		$125,652			$127,271
Net interest-earning assets (6)	$1,076,238			$1,108,488
Net interest margin (7)			2.29%			2.43%
Tax equivalent effect			0.03			0.01
Net interest margin on a fully tax equivalent basis			2.32%			2.44%
Ratio of interest-earning assets to interest-bearing liabilities	124.45%			126.78%

Supplemental information:
Total deposits, including demand deposits	$4,417,202	$114,103		$4,280,721	$88,324
Cost of total deposits			2.58%			2.06%
Total funding liabilities, including demand deposits	$5,082,381	$145,756		$4,844,685	$117,017
Cost of total funding liabilities			2.87%			2.42%

Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(1) Includes securities available for sale and securities held to maturity. (2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(7) Net interest margin represents net interest income divided by average total interest-earning assets.

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

		Quarters Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Statements of Net Income for HarborOne Bank Segment:		2024	2024	2024	2024	2023

		(Dollars in thousands)

Net interest and dividend income		$31,681	$31,780	$31,098	$30,485	$30,637
Provision (benefit) for credit losses		1,927	5,903	615	(168)	644
Net interest and dividend income, after provision for credit losses		29,754	25,877	30,483	30,653	29,993
Mortgage banking income:
Intersegment loss		(161)	(357)	(464)	(236)	(159)
Changes in mortgage servicing rights fair value		80	(220)	(74)	(32)	(257)
Other		169	175	180	180	185
Total mortgage banking (loss) income		88	(402)	(358)	(88)	(231)
Other noninterest income:
Deposit account fees		6,024	5,370	5,223	4,983	5,796
Income on retirement plan annuities		121	122	141	145	147
Gain on sale of asset held for sale		-	-	1,809	-	-
Loss on sale of securities		-	-	(1,041)	-	-
Bank-owned life insurance income		769	777	758	746	1,207
Other income		383	798	624	517	787
Total noninterest income		7,385	6,665	7,156	6,303	7,706
Total noninterest expenses		27,400	26,752	27,791	27,407	28,613
Income before income taxes		9,739	5,790	9,848	9,549	9,086
Provision for income taxes		2,015	875	2,310	2,386	2,535
Net income		$7,724	$4,915	$7,538	$7,163	$6,551

Efficiency ratio (Non-GAAP)
Noninterest expense, as presented (GAAP)		$27,400	$26,752	$27,791	$27,407	$28,613
Less: Amortization of other intangible assets		190	190	189	189	189
Total adjusted noninterest expense(non-GAAP)	(A)	$27,210	$26,562	$27,602	$27,218	$28,424

Net interest and dividend income (GAAP)		$31,681	$31,780	$31,098	$30,485	$30,637
Plus: tax equivalent adjustment		458	452	256	249	251
Tax equivalent net interest and dividend income (non-GAAP)	(B)	$32,139	$32,232	$31,354	$30,734	$30,888

Total noninterest income	(C)	$7,385	$6,665	$7,156	$6,303	$7,706
Less:
Gain on sale of asset held for sale		-	-	1,809	-	-
Loss on sale of securities		-	-	(1,041)	-	-
Core total noninterest income (non-GAAP)	(D)	$7,385	$6,665	$6,388	$6,303	$7,706

Tax equivalent efficiency ratio (non-GAAP)	(A)/(B+C)	68.84%	68.29%	71.67%	73.49%	73.65%
Tax equivalent core efficiency ratio (non-GAAP)	(A)/(B+D)	68.84%	68.29%	73.13%	73.49%	73.65%

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

		Quarters Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
Statements of Net Income for HarborOne Mortgage Segment:		2024	2024	2024	2024	2023

		(Dollars in thousands)

Net interest and dividend income		$140	$105	$240	$80	$160
Mortgage banking income:
Gain on sale of mortgage loans		3,954	3,752	3,141	2,013	2,176
Intersegment gain		48	277	464	308	56
Changes in mortgage servicing rights fair value		(99)	(2,421)	(1,024)	86	(3,296)
Other		2,260	2,215	2,177	2,097	2,116
Total mortgage banking income		6,163	3,823	4,758	4,504	1,052
Other noninterest income (loss)		-	-	4	10	2
Total noninterest income		6,163	3,823	4,762	4,514	1,054
Total noninterest expenses		5,490	5,600	5,269	4,311	14,667

Income (loss) before income taxes		813	(1,672)	(267)	283	(13,453)
Income tax (benefit) provision		(320)	(535)	(76)	60	(596)
Net income (loss)		$1,133	$(1,137)	$(191)	$223	$(12,857)

Closed loan volume		$179,077	$209,525	$172,994	$102,102	$124,225
Gain on sale margin		2.21%	1.79%	1.82%	1.97%	1.75%

Efficiency ratio (non-GAAP)
Noninterest expense, as presented (GAAP)	(A)	$5,490	$5,600	$5,269	$4,311	$14,667
Less: Goodwill impairment charge		-	-	-	-	10,760
Core noninterest expense (non-GAAP)	(B)	$5,490	$5,600	$5,269	$4,311	$3,907

Net interest and dividend income (GAAP)		$140	$105	$240	$80	$160
Total noninterest income (GAAP)		6,163	3,823	4,762	4,514	1,054
Total revenue	(C)	$6,303	$3,928	$5,002	$4,594	$1,214

Efficiency ratio (non-GAAP)	(A)/(C)	87.10%	142.57%	105.34%	93.84%	1,208.15%
Core efficiency ratio (non-GAAP)	(B)/(C)	87.10%	142.57%	105.34%	93.84%	321.83%

HarborOne Bancorp, Inc.

Non-GAAP Reconciliation

(Unaudited)

		As of or for the Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2024	2024	2024	2024	2023
Core Net Income
Net income (loss), as presented (GAAP)	(A)	$8,887	$3,924	$7,296	$7,300	$(7,111)
Add: Goodwill impairment charge		-	-	-	-	10,760
Less: Gain on sale of asset held for sale, net of taxes		-	-	1,429	-	-
Less: Loss on sale of securities, net of taxes		-	-	(822)	-	-
Less: Release of uncertain position reserve		546	-	-	-	-
Core Net Income (non-GAAP)	(B)	$8,341	$3,924	$6,689	$7,300	$3,649
Weighted average shares outstanding for the period:
Basic	(C)	40,700,783	40,984,857	41,293,787	41,912,421	42,111,872
Diluted	(D)	41,062,421	41,336,985	41,370,289	42,127,037	42,299,858
Earnings (loss) per common share (GAAP):
Basic	(A)/(C)	$0.21	$0.10	$0.18	$0.17	$(0.17)
Diluted	(A)/(D)	$0.21	$0.10	$0.18	$0.17	$(0.17)
Core Earnings per common share (non-GAAP):
Basic	(B)/(C)	$0.20	$0.10	$0.16	$0.17	$0.09
Diluted	(B)/(D)	$0.20	$0.10	$0.16	$0.17	$0.09

Return on average assets, as presented (GAAP)	(A)/(E)	0.62%	0.27%	0.50%	0.50%	(0.50)%
Core return on average earning assets(non-GAAP)	(B)/(E)	0.58%	0.27%	0.46%	0.50%	0.26%
Average assets	(E)	$5,748,571	$5,753,823	$5,807,997	$5,804,738	$5,646,493

Return on average equity, as presented (GAAP)	(A)/(F)	6.08%	2.69%	5.07%	5.00%	(4.85)%
Core return on average earning equity(non-GAAP)	(B)/(F)	5.71%	2.69%	4.65%	5.00%	2.49%
Average equity	(F)	$584,433	$584,049	$575,321	$584,405	$586,705

Efficiency Ratio
Noninterest expense, as presented (GAAP)		$32,873	$32,268	$33,144	$31,750	$43,214
Less: Amortization of other intangible assets		190	190	189	189	189
Total adjusted noninterest expense(non-GAAP)	(G)	$32,683	$32,078	$32,955	$31,561	$43,025
Less: Goodwill impairment charge		-	-	-	-	10,760
Core noninterest expense (non-GAAP)	(H)	$32,683	$32,078	$32,955	$31,561	$32,265

Net interest and dividend income (GAAP)	(I)	$31,827	$31,893	$31,350	$30,582	$29,693
Plus: tax equivalent adjustment		458	452	256	249	251
Tax equivalent net interest and dividend income (non-GAAP)	(J)	32,285	32,345	31,606	30,831	29,944
Total noninterest income	(K)	13,689	10,568	11,919	10,741	8,904
Less:
Gain on sale of asset held for sale		-	-	1,809	-	-
Loss on sale of securities		-	-	(1,041)	-	-
Total core noninterest income (non-GAAP)	(L)	13,689	10,568	11,151	10,741	8,904
Tax equivalent total core revenue (non-GAAP)	(M)	$45,974	$42,913	$42,757	$41,572	$38,848

Efficiency ratio (non-GAAP)	(G)/(I)+(K)	71.81%	75.55%	76.16%	76.38%	111.47%
Core efficiency ratio (non-GAAP)	(H)/(I)+(L)	71.81%	75.55%	77.54%	76.38%	83.59%
Tax equivalent efficiency ratio (non-GAAP)	(G)/(J)+(K)	71.09%	74.75%	75.72%	75.92%	110.75%
Tax equivalent core efficiency ratio (non-GAAP)	(H)/(M)	71.09%	74.75%	77.08%	75.92%	83.05%

HarborOne Bancorp, Inc.

Non-GAAP Reconciliation

(Unaudited)

		As of or for the Three Months Ended
		December 31,	September 30,	June 30,	March 31,	December 31,
		2024	2024	2024	2024	2023
Tangible equity and assets
Total stockholders' equity, as presented (GAAP)	(N)	$575,011	$584,202	$577,329	$577,683	$583,759
Less: Goodwill and other intangible assets		59,799	59,989	60,178	60,368	60,557
Tangible common equity(non-GAAP)	(O)	$515,212	$524,213	$517,151	$517,315	$523,202

Average stockholders' equity	(P)	$584,433	$584,049	$575,321	$584,405	$586,705
Less: Average goodwill and other intangible assets		59,888	60,077	60,262	60,465	71,296
Average tangible common equity(non-GAAP)	(Q)	$524,545	$523,972	$515,059	$523,940	$515,409

Total assets, as presented(GAAP)		$5,753,133	$5,775,967	$5,787,035	$5,862,222	$5,667,896
Less: Goodwill and other intangible assets		59,799	59,989	60,178	60,368	60,557
Tangible assets(non-GAAP)	(R)	$5,693,334	$5,715,978	$5,726,857	$5,801,854	$5,607,339

Common stock outstanding	(S)	43,723,278	44,130,134	44,459,490	45,055,006	45,401,224

Book value per share	(N)/(S)	$13.15	$13.24	$12.99	$12.82	$12.86
Tangible book value per share (non-GAAP)	(O)/(S)	$11.78	$11.88	$11.63	$11.48	$11.52
Tangible common equity/tangible assets (non-GAAP)	(O)/(R)	9.05%	9.17%	9.03%	8.92%	9.33%
Return on average tangible common equity (non-GAAP)	(A)/(Q)	6.78%	3.00%	5.67%	5.57%	(5.52)%
Core return on average tangible common equity (non-GAAP)	(B)/(Q)	6.36%	3.00%	5.19%	5.57%	2.83%